                                                                    EXHIBIT 99.2

                                             Name of Optionee: DWAYNE WALKER
                                                               -------------
                                  OPTION GRANT
                                       OF
                                SHOPNOW.COM INC.

         This is an option grant dated the date set forth on Schedule A hereto (hereinafter, together with this Agreement, called this "Agreement") by ShopNow.com Inc., a Washington corporation (the "Company"), to Dwayne Walker (the "Optionee").

         1. GRANT OF OPTION. The Company hereby grants to the Optionee, as a matter of separate agreement and not in lieu of salary or of any other compensation for services, the right and option (the "Option") to purchase all or any part of an aggregate number of full shares of the Company's common stock ("Common Stock") set forth in Schedule A on the terms and conditions set forth
(i) herein and (ii) on Schedule A. The date of grant of the Option is the date set forth in Schedule A.

         2. NON-TRANSFERABLE. The Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and the Option is exercisable, during his lifetime, only by him. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or any right or privilege conferred hereby, contrary to the provisions hereof, or upon the sale or levy or any attachment or similar process, the Option thereupon shall terminate and become null and void. During an Optionee's lifetime, the Option granted is personal to him and is exercisable solely by Optionee.

         3. WITHHOLDING. Prior to delivery of any shares purchased upon exercise of this Option, the Company shall determine the amount of any federal or state income tax, if any, which is required to be withheld under Applicable Law (as defined herein) and shall collect from Optionee in accordance with Section 12 hereof the amount of any such tax to the extent not previously withheld.

         4. RIGHTS AS SHAREHOLDER. Optionee shall not have any rights as a shareholder with respect to any shares of Common Stock subject to this Option (the "Optioned Stock") until the date that a stock certificate for such shares as to which Optionee has exercised this Option has been issued to Optionee. The Company shall issue such certificate as expeditiously as possible.

         5.       SECURITIES REGULATION.

                  (a) COMPLIANCE; CONDITION TO EXERCISE. Shares of Common Stock (collectively, "Shares") shall not be issued with respect to this Option unless the exercise of the Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation any applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall further be subject to the approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the non-issuance or sale of Shares as to which such requisite authority shall not have been obtained.

                  (b) REPRESENTATIONS BY OPTIONEE. As a condition to the exercise of this option, the Company may not require the Optionee to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such shares, if mutually agreed, such representation is required by any relevant provisions of the laws referred to in Section 5(a).

At the option of the Company, a stop transfer order against any Shares may be placed on the official stock books and records of the Company, and two legends may be stamped on the stock certificate, one of which indicating that the Shares may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation. The Board of Directors of the Company (the "Board") may also require such other action or agreement by the optionees as may from time to time be necessary to comply with the federal and state securities laws. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, NEITHER THIS PROVISION NOR ANY OTHER PROVISION SHALL OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF OPTIONS OR STOCK HEREUNDER.

         6. FORM OF CONSIDERATION. The Administrator (as defined below) shall determine the acceptable form of consideration for exercising the Option, including the method of payment. Such consideration may consist entirely of:

                  a. cash;

                  b. check;

                  c. promissory note;

                  d. other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (ii) have a Fair Market Value (as defined below) on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option shall be exercised;

                  e. consideration received by the Company under a cashless exercise program implemented by the Company;

                  f. a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

                  g. any combination of the foregoing methods of payment; or

                  h. such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law.

         7. EXERCISE OF OPTION.

                  a. PROCEDURE FOR EXERCISE. The Option granted hereunder shall be exercisable at such times and under such conditions as set forth in this Agreement. Unless the Administrator provides otherwise, vesting of the Option granted hereunder shall be tolled during any unpaid leave of absence. The Option may not be exercised for a fraction of a Share.

                  The Option shall be deemed exercised when the Company receives: (i) an executed Notice of Exercise of Stock Option (in the form attached hereto) from the Optionee, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by this Agreement. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his spouse. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 8 of this Agreement.

                  b. TERMINATION OF RELATIONSHIP AS A SERVICE PROVIDER. If an Optionee ceases to be a Service Provider (as defined below), other than upon the Optionee's death or Disability (as defined below), the

Optionee may exercise his Option within three (3) months following the Optionee's termination (but in no event later than the expiration of the term of such Option as set forth in Schedule A). If, on the date of termination, the Optionee is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall be cancelled unless Optionee is still being paid salary by company in which case vesting period shall continue for salary paid period. If, after termination, the Optionee does not exercise his Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall be cancelled.

                  c. DISABILITY OF OPTIONEE. If the Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his Option within twelve (12) months following the Optionee's termination (but in no event later than the expiration of the term of such Option as set forth in Schedule A). If, on the date of termination, the Optionee is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall be cancelled. If, after termination, the Optionee does not exercise his Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall be cancelled.

                  d. DEATH OF OPTIONEE. If the Optionee dies while a Service Provider, the Option may be exercised within twelve (12) months following the Optionee's termination or death by Optionee's family or (but in no event later than the expiration of the term of such Option as set forth in Schedule A) by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately be cancelled. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall be cancelled.

                  e. BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares the Option based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made. The Optionee is not obligated or required to take or accept buy out unless mutually agreed.

         8. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

                  a. CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by the Option, as well as the price per share of Common Stock covered by the Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

                  b. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for the Optionee to have the right to exercise his Option until ten (10) days prior to such transaction as to all of the shares of Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

                  c. MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, the Option shall vest completely upon merger unless Optionee continues CEO for at least 1 year be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If the Option fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

         9. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         10. RESERVATION OF SHARES. The Company, during the term of this Agreement, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Agreement and the Option.

         11. AMENDMENT AND TERMINATION OF THIS AGREEMENT.

                  a. AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate this Agreement.

                  b. EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of this Agreement shall impair the rights of the Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of this Agreement shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to the Option granted under this Agreement prior to the date of such termination.

         12. ADMINISTRATION OF THIS AGREEMENT.

                  a. PROCEDURE.

                           (i) SECTION 162(m). To the extent that the
Administrator determines it to be desirable to qualify the Option granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, this Agreement shall be administered by a Committee of two or more "outside directors" which are acceptable directors by Optionee within the meaning of Section 162(m) of the Code.

                           (ii) RULE 16b-3. To the extent desirable to qualify
transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                           (iii) OTHER ADMINISTRATION. Other than as provided
above, this Agreement shall be administered by (A) the Compensation Committee of the Board, (B) the Board or (C) another Committee, which Committee shall be constituted to satisfy Applicable Laws.

                  b. POWERS OF THE ADMINISTRATOR. Subject to the provisions of this Agreement, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                           (i) to determine the Fair Market Value;

                           (ii) to reduce the exercise price of the Option to
the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

                           (iii) to institute a program whereby the Option may
be surrendered in exchange for other options to purchase Common Stock with a lower exercise price;

                           (iv) to construe and interpret the terms of this
Agreement and awards granted pursuant to this Agreement;

                           (v) to prescribe, amend and rescind rules and
regulations relating to this Agreement;

                           (vi) to modify or amend the Option (subject to
Section 11(b) hereof), including the discretionary authority to extend the post-termination exercisability period of the Option longer than is otherwise provided for in this Agreement;

                           (vii) to allow the Optionee to satisfy withholding
tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by the Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

                           (viii) to make all other determinations deemed
necessary or advisable for administering this Agreement.

                  c. EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on the Optionee and any other holders of the Option.

         13. NOTICES. Any notice or demand which either party may give to the other hereunder shall be in writing and shall be effective when delivered personally or sent by registered mail, postage prepaid, addressed, if to Optionee, as set forth on Schedule A and if to Company, as follows:

                  ShopNow.com Inc.
                  411 First Avenue South
                  Suite 200
                  Seattle, Washington 98104
                  Attention: Stock Option Administrator

         Either party may, by notice in writing, direct that future notices or demands be sent to a different address.

         14. DEFINITIONS. As used in this Agreement, the following definitions shall apply:

                  a. "Administrator" means the Compensation Committee of the Board or any other Committee as shall be administering the Plan, in accordance with Section 12 hereof;

                  b "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where the Option is granted.

                  c. "Code" means the Internal Revenue Code of 1986, as amended.

                  d. "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

                  e. "Committee" means a committee of Directors appointed by the Board in accordance with Section 12 of this Agreement.

                  f. "Director" means a member of the Board.

                  g. "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

                  h. "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (A) any leave of absence approved by the Company or (B) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

                  i. "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                           (i) If the Common Stock is listed on any established
stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

                           (ii) If the Common Stock is regularly quoted by a
recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or

                           (iii) In the absence of an established market for the
Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

                  j. "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                  k. "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  l. "Service Provider" means an Employee, Director or Consultant.

                  m. "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

         15. INTERPRETATION. All matters of interpretation of this Agreement, including the terms and conditions hereof and the definitions of the words used herein, shall be in the sole and final discretion of the Board or authorized Committee.

         16. GOVERNING LAW. This Option and Agreement shall be governed by the laws of the State of Washington.


                                                 SHOPNOW.COM INC.

                                         By:           /s/ ALAN D. KOSLOW
                                              ----------------------------------

                                        Its:           CFO/GENERAL COUNSEL
                                              ----------------------------------

                         ACCEPTANCE AND ACKNOWLEDGEMENT

         I accept the stock option dated September 27, 1999 granted by ShopNow.com, Inc., and understand its terms and conditions.



                                     Signature of       /s/ DWAYNE M. WALKER
                                        Optionee:   ----------------------------


                                           Dated:       11/12/99
                                                    ----------------------------

                                  OPTION GRANT

                                SHOPNOW.COM INC.

                                   SCHEDULE A

1.       Name and Address of Optionee:


                  Dwayne Walker
         -----------------------------------------------------------

         -----------------------------------------------------------

         -----------------------------------------------------------

2.       Date of grant of this Option: September 27, 1999
                                       ------------------------

3.       This Option is:                 / / an Incentive Stock Option, or

                                         /X/ a Nonqualified Stock Option.


4.       Number of shares of Common Stock covered by this Option:
         500,000 shares.
         --------

5.       Purchase price per share: $12.00.
                                   -------

6.       This Option expires on: September 27, 2009.
                                 -------------------

7. Except as set forth in Paragraph 8 below, this Option shall become exercisable in increments with respect to the following numbers of shares as set forth below:

                  Date on and after             Portion of total
                  which Option                  Option which
                  is exercisable                is exercisable
                  --------------                --------------
                  4-4-2000                               125,000 shares
         -----------------------------          --------------------------------

                  10-4-2000                              125,000 shares
         -----------------------------          --------------------------------

                  4-4-2001                               125,000 shares
         -----------------------------          --------------------------------

                  10-4-2001                              125,000 shares
         -----------------------------          --------------------------------

8. Acceleration of Options: Notwithstanding anything to the contrary contained herein, (a) this entire set of Options may vest earlier than provided in Paragraph 7 above as set forth in Section 5 of that certain

         Employment Agreement between the Company and the Optionee, dated July 23, 1999, and (b) this Option shall immediately and fully vest all options, and the Optionee shall immediately have the right to exercise all Options as to all of the Optioned Stock, on the first business day following the 30 calendar day period that the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on the Nasdaq Stock Market for each trading day during such period is equal to or greater than $20 per share.


                       NOTICE OF EXERCISE OF STOCK OPTION


         TO:      SHOPNOW.COM INC.


         I hereby exercise my stock option granted by ShopNow.com Inc. (the "Company"), subject to all the terms and provisions thereof and notify the Company of my desire to purchase ______________ shares of Common Stock of the Company at the exercise price of $_______ per share which were offered to me pursuant to said option.

         I hereby represent that the _________________ shares of Common Stock to be delivered to me pursuant to this exercise are being acquired by me for my own account, for investment and not with a view to resale or distribution.


         Dated:
                -----------------------------

                                        --------------------------------------